           FIRST AMENDMENT TO PATENT AND TRADEMARK SECURITY AGREEMENT

          This Amendment, dated as of September 3, 1999, is made by and between RSI SYSTEMS, INC., a Minnesota corporation (the "Debtor"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association whose address and principal place of business is Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0085 (the "Secured Party").

                                    Recitals

          The Debtor and the Secured Party have entered into an Amended and Restated Credit and Security Agreement dated April 16, 1998, as amended by a First Amendment to Amended and Restated Credit and Security Agreement dated as of June 22, 1998 and by a Second Amendment to Amended and Restated Credit and Security Agreement dated as of June 14, 1999 (as amended the "Credit Agreement").

          The Debtor and the Secured Party have also entered into a Patent and Trademark Security Agreement dated as of June 26, 1997 (the "Patent Agreement"). The Secured Party required the Debtor to execute and deliver the Patent Agreement to the Secured Party as a condition of the financial accommodations made by the Secured Party in favor of the Debtor under the Credit Agreement. Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement and Patent Agreement, as applicable, unless otherwise specified.

          The Secured Party has requested that the Patent Agreement be amended to properly reflect the inclusion of the peripheral video conferencing system technology in Mediapro (the " Mediapro Patent") as a "Patent" arising or acquired after the date of the Patent Agreement and therefore subject to the Secured Party's security interest in the Debtor's Patents and Trademarks as provided under the Patent Agreement "Definitions." The Debtor is willing to execute this First Amendment to so include the " Mediapro Patent."

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

          1. DEFINED TERMS. Capitalized terms used in this First Amendment which are used in the Credit Agreement and Patent Agreement, as applicable, shall have the same meanings as defined therein, unless otherwise defined herein.

          2. EXHIBIT A-1 TO PATENT AGREEMENT. Exhibit A-1, attached hereto, is added as Exhibit A-1 to the Patent Agreement and shall operate to amend and become a part of Exhibit A to the Patent Agreement and to include the Mediapro Patent in Exhibit A under the heading "UNITED STATES ISSUED PATENTS" therein.

          3. NO OTHER CHANGES. Except as explicitly amended by this First Amendment, all of the terms and conditions of the Patent Agreement shall remain in full force and effect and shall apply as set forth therein.

          4. CONDITIONS PRECEDENT. This First Amendment shall be effective when the Secured Party shall have received an executed original hereof.

          5. REPRESENTATIONS AND WARRANTIES. The Debtor hereby represents and warrants to the Secured Party as follows:

          (a) The Debtor has all requisite power and authority to execute this First Amendment and the First Amendment has been duly executed and delivered by the Debtor and constitutes the legal, valid and binding obligation of the Debtor enforceable in accordance with its terms.

          (b) The execution, delivery and performance by the Debtor of this First Amendment has been duly authorized by all necessary corporate action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Debtor, or the articles of incorporation or by-laws of the Debtor, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Debtor is a party or by which it or its properties may be bound or affected.

          (c) All of the representations and warranties contained in the Patent Agreement under Section 3 "Representations, Warranties and Agreements" are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

          6. REFERENCES. All references in the Patent Agreement to "this Agreement" shall be deemed to refer to the Patent Agreement as amended hereby; and any and all references to the Patent Agreement in the Credit Agreement shall be deemed to refer to the Patent Agreement as amended hereby.

          7. MISCELLANEOUS. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date written above.

NORWEST BANK MINNESOTA,            RSI SYSTEMS, INC.
   NATIONAL ASSOCIATION

By                                 By
  ----------------------------       -------------------------------------------
     Its Vice President                Donald C. Lies
                                       Its President and Chief Executive Officer


STATE OF MINNESOTA         )
                           )
COUNTY OF HENNEPIN         )

          The foregoing instrument was acknowledged before me this 3rd day of September, 1999, by Donald C. Lies, the President and Chief Executive Officer of RSI Systems, Inc., a Minnesota corporation, on behalf of the corporation.


                                     -------------------------------------------
                                           Notary Public



STATE OF MINNESOTA         )
                           )
COUNTY OF HENNEPIN         )

          The foregoing instrument was acknowledged before me this 3rd day of September, 1999, by __________, a Vice President of Norwest Bank Minnesota, National Association, a national banking association, on behalf of the bank.


                                     -------------------------------------------
                                           Notary Public

                                   EXHIBIT A-1

                          UNITED STATES ISSUED PATENTS

     Title                              Patent Number              Issue Date
     -----                              -------------              ----------
     Peripheral Audio and                 5802281              September 1, 1998
     Video Communication
     System that interfaces with
     a host computer and
     determines the formatting
     of coded audio/video signals


                                      A-1